Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Y. Tristan Kuo	Mr. Crocker Coulson
CFO	President
China Biologic Products, Inc.	CCG Investor Relations
Tel: +86-538-6202206	Tel: +1-646-213-1915 (NY office)
Email: IR@chinabiologic.com	Email: crocker.coulson@ccgir.com
www.chinabiologic.com	www.ccgir.com

For Immediate Release

China Biologic Products Enters Into Agreement to Acquire 35%
Interest in Xi'an Huitian Blood Products Co., Ltd. And Introduces
Preliminary Guidance for 2009

  The acquisition will solidify China Biologic's position as the largest non-state-owned supplier of plasma-based pharmaceutical products in China

  Company provides preliminary guidance for 2009 of revenues of $90 to $100 million and net income of $18 to 22 million

Taian City, Shandong Province, PRC – October 16, 2008 – China Biologic Products, Inc. (CBPO.OB) ("China Biologic" or the "Company"), one of the leading plasma-based pharmaceutical companies in the People's Republic of China ("PRC"), announced that on October 10, 2008, its indirect majority owned subsidiary, Shandong Taibang Biological Products Co., Ltd. ("Taibang"), entered into an agreement to acquire 35% of the equity interest in Xi'an Huitian Blood Products Co., Ltd. ("Huitian"), a biopharmaceutical company based in Xi'an, Shaanxi Province from Mr. Fan Qingchun (the "Shareholder"), a PRC citizen, for an aggregate purchase price of RMB 44,000,000 (approximately $6.44 million). The transaction is expected to be completed within two months.

Expected benefits of the acquisition include:

  Increase in plasma supply and additional production capacity

  Expansion into Shaanxi Province, which has had historically high collection volumes

  Additional synergies by leveraging overhead and research and development spending

  Solidifies position as the largest non-state-owned producer of plasma-based products in China

"We are excited about the potential of this acquisition to further strengthen our position in the plasma-based biopharmaceutical industry in China. Following our recently announced transaction to acquire a 90% controlling interest in Chongqing Dalin Biologic Technologies Co. Ltd. ("Dalin"), this will transform China Biologic into the largest non-state-owned producer of plasma based products in China," said Mr. Chao Ming Zhao, CEO of China Biologic Products. "We plan to supply technical support to Huitian for its renovation, strengthen its research and development program and provide the management expertise to grow the business. We believe the two acquisitions position China Biologic to significantly grow our revenues and profitability in 2009, while affording us the ability to increase our supply of plasma and achieve higher utilization levels over time across our expanded geographic platform."

Huitian is the only biopharmaceutical manufacturer in Shaanxi Province, which has a population of 37 million. Huitian produces about 80 tons of plasma-based products per year and has 200 tons of annual production capacity. China Biologic believes that Huitian currently has approximately 1.2% market share in China, which would result in a combined market share of approximately 17% if the recently announced Dalin acquisition is included. The top 6 largest plasma-based biopharmaceutical companies in China have a total market share of approximately 50%.

Huitian is one of the 32 government approved plasma-based product producers in China, and it is in compliance with Good Manufacturing Practices ("GMP") standards. It is also approved by the PRC's State Food and Drug Administration ("SFDA") to produce four types of plasma-based products including Human Albumin, Human Immunoglobulin, Human Immunoglobulin for Intravenous Injection, and Human Hepatitis B Immunoglobulin.

Huitian currently owns three out of the four plasma collection stations in Shaanxi Province that have passed government standards, yielding approximately 80 tons of plasma supply per year. Shaanxi Province historically has had a high collection volume with approximately ten plasma collection stations in operation, collecting approximately 300 tons of plasma supply each year. Management believes Huitian's plasma supply in Shaanxi Province has strong long-term growth potential.

China Biologic will fund Taibang's acquisition of the 35% interest in Huitian. China Biologic believes that it will be able to secure the large majority of the financing required for the two acquisitions from domestic bank facilities and available cash resources. Taibang's other shareholder, Shandong Institute of Biological Products, who owns approximately 17% of Taibang, contractually agreed with China Biologic's wholly-owned subsidiary, Logic Express, to allocate to Logic Express all of the economic benefits (i.e., revenues and net income) and burdens (i.e., expenses, losses and liabilities) of the 35% interest in Huitian that will be acquired by Taibang. Shandong Institute of Biological Products will not contribute any amounts toward the financing of Huitian. The remaining 65% interest in Huitian is owned by Shaanxi Power Construction Group Corporation ("SPCGC") in China, a power construction company in Shaanxi Province. According to the terms of the contract, both parties have agreed not to sell their equity interests in Huitian to a third party within the next five years, giving each other the right of first refusal thereafter. China Biologic plans to expand Huitian's plasma collection capacity in Shaanxi Province and eventually acquire the remaining interest from SPCGC if such opportunity exists.

Company Updates Business Outlook

Management expects that the acquisitions of Dalin (Qianfeng) and Huitian will accelerate the Company's geographical expansion, diversify its customer base, enhance its technological capabilities or competitive advantages and serve to fulfill its planned expansion into the leading biopharmaceutical company in China. China Biologic has targeted combined revenue for 2008 to be in the range of $48 million to $50 million and combined net income to be between $9 million to $10 million, including only a portion of the 4th quarter operations from the two acquisitions. Assuming the full year consolidation of the two acquisitions, management estimates revenues for 2009 will be in the range of $90 million to $100 million with net income between $18 million to $22 million. Management will continue to evaluate the potential synergies that may emerge from the two acquisitions.

"We are pleased to announce this second significant acquisition. We believe this acquisition, in addition to the previously announced acquisition of Qianfeng, will further increase our plasma supply, diversify our customer base, expand our geographic reach and enable us to benefit from economies of scale," said Mr. Tung Lam, CEO of Shandong Taibang Biological Products. "We are building a strong high-technology, biopharmaceutical franchise in China. Our products remain in great demand and are critical in saving lives. Therefore, we believe our company is insulated from economic cycles and in the long-term our shareholders will be rewarded."

About China Biologic Products, Inc.

Through its indirect majority-owned subsidiary Shandong Taibang Biological Products Co. Ltd., China Biologic Products, Inc. (the "Company"), is principally engaged in the research, development, production and manufacturing and sale of plasma-based biopharmaceutical products to hospitals and other health care facilities in China. The Company's human albumin products are mainly used to increase blood volume and its immunoglobulin products are used for the treatment and prevention of diseases.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the impact of the acquisition of Xi'an Huitian Blood Products Co., Ltd.; the ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; statements about expected future revenues and earnings; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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